UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2013

______________________RBC Life Sciences, Inc.______________________ (Exact name of registrant as specified in its charter)
_______NEVADA_______ (State or other jurisdiction of incorporation)	_______000-50417_________ (Commission File Number)	_______91-2015186________ (IRS Employer Identification No.)
2301 CROWN COURT, IRVING, TEXAS (Address of principal executive offices)		____________75038_____________ (Zip Code)
Registrant's telephone number, including area code __________972-893-4000______________
__________________________N/A____________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This amendment to current report on Form 8-K/A (the "Amendment") amends the current report on Form 8-K, dated June 19, 2013, filed by RBC Life Sciences, Inc. (the "Company") with the U.S. Securities and Exchange Commission (the "Original Form 8-K"). The Original Form 8-K reported the final voting results of the Company's 2013 Annual Meeting of Shareholders held on June 19, 2013 (the "2013 Annual Meeting"). The sole purpose of this Amendment is to confirm the Company's decision regarding how frequently it will conduct future shareholder advisory votes to approve the compensation of the Company's named executive officers ("Say-on-Pay Vote"). No other changes have been made to the Original Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders

As previously reported in the Original Form 8-K, in a non-binding advisory vote on the frequency of future Say-on-Pay Votes held at the 2013 Annual Meeting, the Company's shareholders approved conducting a Say-on-Pay Vote once every three years by a majority of the votes cast. On August 7, 2013, the Board of Directors (the "Board") of the Company resolved to direct the management of the Company to submit the compensation of the Named Executive Officers for shareholder approval, on a non-binding advisory basis, once every three years until the occurrence of the next shareholder advisory vote on the frequency of Say-on-Pay Votes.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2013

RBC Life Sciences, Inc.

By: /s/ Richard S. Jablonski
Name: Richard S. Jablonski
Title: Vice President - Finance and Chief Financial Officer